- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------



                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                 FORM 8-K/A-1

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported): December 31, 1993


                            TERRA INDUSTRIES INC.
            (Exact name of registrant as specified in its charter)


        MARYLAND                        1-8520          52-1145429
(State or other jurisdiction of    (Commission File     (I.R.S. Employer
incorporation or oganization            Number)         Identification No.)


        TERRA CENTRE
      600 FOURTH STREET
        P.O. BOX 6000
        SIOUX CITY, IOWA                        51102-6000
(Address of principal executive offices)        (Zip Code)


     Registrant's telephone number, including area code:  (712) 277-1340

                           ________________________



- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------

ITEM 2.  Acquisition or Disposition of Assets

        On December 31, 1993, pursuant to an Asset Purchase Agreement ("Agreement") among Asgrow Florida Company (AFC), the Upjohn Company ("Upjohn") and Terra International, Inc. ("Terra International"), Terra International acquired most of the assets of AFC, including real property, machinery, vehicles, accounts receivable and inventory. AFC is a wholly owned subsidiary of Asgrow Seed company, which in turn is a wholly owned subsidiary of Upjohn. Terra International is a wholly owned subsidiary of Terra Industries Inc. AFC and Terra International are engaged in the business of marketing, selling and distributing fertilizers, seeds, herbicides, pesticides and other agricultural products through outlets in Florida. Terra International will assimilate the 12 retail locations in Florida formely owned by AFC into its existing network of Florida sales locations, and will initially operate its Florida business under the name Terra Asgrow Florida. Terra International paid Upjohn approximately $31 million cash for the purchased assets at closing, which amount is subject to adjustment based on final determination of net working capital values.

ITEM 7. Financial Statements and Exhibits.

        (a)  Financial Statements of Businesses Acquired . . . . . . .  F-1

                 Report of Deloitte & Touche . . . . . . . . . . . . .  F-2

                 Balance Sheet . . . . . . . . . . . . . . . . . . . .  F-3

                 Statement of Income and Retained Earnings . . . . . .  F-4

                 Statement of Cash Flows . . . . . . . . . . . . . . .  F-5

                 Notes to Financial Statements . . . . . . . . . . . .  F-6

        (b)  Pro Forma Financial Statement . . . . . . . . . . . . . . F-11

                 Pro Forma Statement of Income
                     For the Year Ended December 31, 1993  . . . . . . F-12

             Notes to Pro Forma Statement of Income  . . . . . . . . . F-13

        (c)  Exhibits.

             24.1  Consent of Deloitte & Touche

                            ASGROW FLORIDA COMPANY

              (A wholly-owned subsidiary of The Upjohn Company)





                 FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Terra Industries Inc.
Sioux City, Iowa

We have audited the accompanying balance sheet of Asgrow Florida Company
(the "Company") (a wholly-owned subsidiary of The Upjohn Company) as of December 31, 1993, and the related statements of income and retained earnings and of cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1993, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 6 to the financial statements, the Company is involved in certain environmental cleanup matters. The ultimate outcome of these matters cannot presently be determined. Accordingly, no provision for loss, if any, that may result from these matters has been made in the accompanying financial statements.





Deloitte & Touche

Tampa, Florida
February 26, 1994

ASGROW FLORIDA COMPANY
(A wholly-owned subsidiary of The Upjohn Company)

BALANCE SHEET
AS OF DECEMBER 31, 1993
- --------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS:
        Cash                                                    $  3,201,741
        Inventories                                               13,042,183
        Accounts and notes receivable, less allowance
          for doubtful accounts of approximately $1,300,000       12,789,256
        Other receivables                                          1,747,183
        Prepaid expenses and other assets                             18,418
                                                                ------------
                Total current assets                              30,798,781

PROPERTY, PLANT AND EQUIPMENT, NET                                 5,116,485
                                                                ------------
                Total                                           $ 35,915,266
                                                                ------------
                                                                ------------

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
        Trade accounts payable                                  $  8,819,751
        Accrued expenses and other liabilities                     2,072,024
                                                                ------------
                Total current liabilities                         10,891,775
                                                                ------------

STOCKHOLDER'S EQUITY:
        Common stock - $50 par value; 9,900
          shares authorized, 9,900 issued
          and outstanding                                            495,000
        Paid in capital                                               21,790
        Retained earnings                                         66,344,065
        Less: Receivable from Parent Company/affiliates - net    (41,837,364)
                                                                ------------
                Total stockholder's equity                        25,023,491
                                                                ------------
                Total                                           $ 35,915,266
                                                                ------------
                                                                ------------
        See notes to financial statements.

ASGROW FLORIDA COMPANY
(A wholly-owned subsidiary of The Upjohn Company)


STATEMENT OF INCOME AND RETAINED EARNINGS
FOR THE YEAR ENDED DECEMBER 31, 1993
- -------------------------------------------------------------------------------
Net Sales                                        $90,607,128

Costs and expenses:
  Cost of goods sold                              74,107,846
  Selling expenses                                 1,384,561
  General and administrative expenses              9,003,561
                                                 -----------

   Operating income                                6,111,160

  Interest income                                 (1,390,218)
  Interest expense                                    14,896
  Other income                                      (245,808)
  Other losses - net                                 166,663
                                                 -----------

   Income before income taxes                      7,565,627

  Provision for income taxes                       2,924,000
                                                 -----------

   Net Income                                      4,641,627

Retained earnings at beginning of year            61,702,438
                                                 -----------
Retained earnings at end of year                 $66,344,065
                                                 -----------
                                                 -----------
See notes to financial statements.
                                     F-4

ASGROW FLORIDA COMPANY
(A wholly-owned subsidiary of The Upjohn Company)

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1993
- ---------------------------------------------------------------------------

Cash flows from operating activities:
  Net income                                                 $ 4,641,627
  Reconciling items to adjust net income to net
    cash provided by operating activities:
      Depreciation expense                                       572,902
      Loss on disposal of property and equipment                  82,011
      Changes in assets and liabilities:
        Decrease in inventories                                  261,939
        Increase in accounts and notes receivable               (498,778)
        Increase in other current assets                        (323,569)
        Increase in trade accounts payable                     1,286,715
        Decrease in accrued expenses                          (1,322,945)
                                                             -----------
        Net cash provided by operating activities              4,699,902
                                                             -----------
Cash flows used in investing activities:
  Capital expenditures                                          (589,333)
                                                             -----------
Cash flows from financing activities:
  Increase in receivable from parent                          (1,061,259)
                                                             -----------
Net increase in cash                                           3,049,310
                                                             -----------
Cash at beginning of year                                        152,431
                                                             -----------
Cash at end of year                                          $ 3,201,741
                                                             -----------
                                                             -----------
SUPPLEMENTAL CASH FLOW INFORMATION:
Net cash paid during the year for:
  Interest expense                                           $    14,896



See notes to financial statements.

ASGROW FLORIDA COMPANY
(A WHOLLY-OWNED SUBSIDIARY OF THE UPJOHN COMPANY)

NOTES TO FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1993
- --------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Asgrow Florida Company (the "Company"), a wholly-owned subsidiary of
   Asgrow Seed Company who is a wholly-owned subsidiary of The Upjohn
   Company (the "Parent" or "Upjohn"), distributes agricultural products
   (seed, agricultural chemicals, and specialty products) to citrus, vegetable, and ornamental crop producers in Florida and southern Georgia. Its operations consist of a central office and warehouse located in Plant City, Florida, and twelve distribution centers located throughout Florida and one in southern Georgia.

   Certain of the Company's liabilities (for example, income tax liabilities and accrued pension cost) are determined by the Parent, see Note 5. The Company records such expenses through intercompany balances.

   The accompanying financial statements have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had not been operated as a subsidiary of the Parent.

   Inventories

   Inventories on a separate company basis are carried at the lower of cost or market, with cost being determined on the first-in, first-out method. The Parent adjusts the Company's inventories to the last-in, first-out basis, upon consolidation, for income tax and SEC reporting purposes.

   Property, Plant and Equipment

   All expenditures for additions, replacements and major improvements are charged to the property accounts at cost. Depreciation is provided principally on the straight line method over the estimated useful lives of the related assets as determined by the Parent with useful lives ranging from 3 to 41 years. Normal repair and maintenance expenditures are charged to operations.

   Income Taxes

   As described at Note 5, the Company is included in the consolidated income tax returns of Upjohn. Income taxes are determined using the applicable statutory federal income tax rates on the Company's reported pretax financial statement income.

2. INVENTORIES

   Inventories are comprised of the following:

   Chemical                                         $11,109,016
   Specialty Product                                  1,607,830
   Seed                                                 425,337
                                                     ----------
                                                     13,142,183
   Less:  obsolescence reserve                         (100,000)
                                                     ----------
   Total                                            $13,042,183
                                                     ----------
                                                     ----------


3. PROPERTY, PLANT, AND EQUIPMENT, NET

   Property, plant, and equipment is comprised of the following:

   Land and improvements                             $1,266,360
   Buildings and leasehold improvements               3,095,116
   Operating equipment                                3,013,079
   Transportation equipment                           1,370,993
   Construction in progress                              10,222
                                                     ----------
                                                      8,755,770
   Less accumulated depreciation                     (3,639,285)
                                                     ----------
   Net property, plant, and equipment                $5,116,485
                                                     ----------
                                                     ----------


4. LEASE COMMITMENTS

   The Company was committed to various non-cancelable operating leases covering vehicles and various equipment. Aggregate minimum rental payments pursuant to these leases are as follows:

   Year Ended December 31,
   1994                                                $165,000
   1995                                                 153,000
   1996                                                  70,000
   1997                                                  32,000
   1998                                                   2,000
   1999 and thereafter                                   16,000
                                                     ----------
   Total minimum lease payments                        $438,000
                                                     ----------
                                                     ----------

   Rent expense under all leases was approximately $180,000 during 1993.

5.  RELATED PARTY TRANSACTIONS

    Upjohn has provided a variety of services to the Company. Additionally, the Company entered into several transactions in the normal course of business with Upjohn and Asgrow Seed. The principal transactions between the Company and its Parent and affiliates are summarized below:

       (1) The Company has participated in Upjohn's centralized cash management system. In addition to funding working capital and operational requirements, Upjohn has also funded capital expenditures. Intercompany transactions do not bear interest and have been effected through changes in the intercompany receivable account.

       (2) The Company has sold products to and purchased products from various affiliates. These transactions are settled through the intercompany accounts.

       (3) The Company has been allocated various general and administrative costs from Upjohn, (e.g., legal, employee benefits, and insurance). The method used to allocate these costs considers, among other things, the number of employees and time spent by certain employees on special functions.

       (4) Income taxes are determined using the applicable statutory federal income tax rates on the Company's reported pretax financial statement income. The corresponding liability is netted in the intercompany receivable account.

            Amounts payable to Upjohn related to income taxes as of December 31, 1993 consist of the following:

Federal                                             $ 2,546,000
State                                                   378,000
                                                    -----------
Total                                               $ 2,924,000
                                                    -----------
                                                    -----------

       (5) The Company participates in Upjohn's life, disability and medical insurance plans for its employees. Medical insurance coverage is provided for retirees and family members of retirees who have fulfilled minimum service requirements. Company employees are also eligible to participate in Upjohn's defined benefit pension and tax-deferred savings plans. The Company is apportioned a share of Upjohn's expense in funding and contributing to these plans based on the employees participating.

Management believes that the allocation methods described above were reasonable in the circumstances. The following is a summary of transactions and balances between the Company and Upjohn and its affiliates:

Sales To                                        $    47,033
Purchases From                                    2,614,595

Allocated Expenses From:
    Income taxes                                $ 2,924,000
    Employee insurance benefits                     596,879
    Other post-employment benefits                  489,992
    Services and other charges                      290,707
    Employee savings plan and annuity               257,851
    Workers' compensation insurance                  56,837
    Property insurance                               14,606

Intercompany Receivable                         $41,837,364


6.  CONTINGENCIES

    The Company is involved in negotiations with the Florida Department of Environmental Protection ("FDEP") regarding the appropriate nature and scope of a Preliminary Corrective Action Plan and a Corrective Action
    Plan (collectively referred to as "CAP") deemed desirable for the parcels of the Company's real property located in Plant City, Florida (hereafter referred to as the "Plant City Real Property"). The purpose of the CAP and related activity is to define environmental conditions within the scope of the CAP and identify action, if any, which may be appropriate for protection of human health or the environment. Upon completion of the CAP, certain monitoring, risk assessment or remedial action at the Plant City Real Property may be required. The Company is unable, at present, to determine the ultimate liability relating to these matters.

    The Company is also involved in various other legal actions and claims arising from the normal course of business. Although it is not possible to predict with any certainty the outcome of such matters, it is the opinion of management that these matters will not have a material adverse effect on the Company.


7.  SALE OF THE COMPANY

    Effective with the close of business on December 31, 1993, Terra Industries Inc. ("Terra") purchased the majority of the Company's net assets, through a new company, Terra Asgrow Florida. Under the purchase agreement with Upjohn, Terra purchased certain of the Company's real and fixed property, inventories, accounts receivable, and other assets and assumed certain of the Company's liabilities, as well as open purchase orders. The Company is responsible for approximately $289,000 accrued severance benefits payable to all employees who were not hired by the successor owner, as well as all taxes and similar expenses incurred prior to January 1, 1994.

In connection with the sale of the Company, Upjohn has indemnified Terra against losses and costs incurred by the Company through December 31, 1993, including the environmental matters discussed in Note 6. Specifically, under the agreement, Upjohn has agreed to indemnify Terra against all costs attributable to hazardous substances discovered in or on the real property purchased within 7 1/2 years after the closing date to the extent that the cause of the contamination can be clearly attributed to the Company. However, if within 5 years after the closing date, hazardous substances are discovered and the identity of the causing party is not clearly determinable, the costs attributable to the contamination shall be allocated between Terra and the Company using a defined allocation schedule based upon the year of discovery.

                         PRO FORMA FINANCIAL STATEMENT


On December 31, 1993, Terra International, Inc. ("Terra International") purchased net assets, including real property, machinery, vehicles, accounts receivable and inventory, of certain operations of Asgrow Florida Company, Inc. ("Asgrow Florida"), a distributor of fertilizer, chemicals and seed to the vegetable, citrus and ornamental markets mostly in Florida, for approximately $39 million. Asgrow Florida is a wholly owned subsidiary of Asgrow Seed Company, which in turn is a wholly owned subsidiary of The Upjohn Company ("Upjohn"). Terra International, a wholly owned subsidiary of Terra Industries Inc. ("the Corporation"), is engaged in the business of producing, marketing, selling and distributing fertilizers, seeds, herbicides, pesticides and other agricultural products through outlets in the 48 contiguous United States and Canada.

Terra International will assimilate the twelve retail locations formerly owned by Asgrow Florida into its existing network of Florida sales locations, and will initially operate its Florida business under the name Terra Asgrow Florida.

Terra International paid $31 million at closing with the remainder to be determined based on the value of net assets acquired at the closing date.

Effective March 31, 1993, Terra International, through its wholly owned subsidiary Terra International (Canada) Inc. ("Terra Canada"), acquired the rights to an anhydrous ammonia production facility and related upgrading facilities located near Sarnia, Ontario (the "Courtright Plant"), purchased working capital associated with the Courtright Plant, and purchased interests in 32 farm service centers operated under the trademark "Agromart" in Ontario, New Brunswick and Nova Scotia. Terra Canada's pro forma statement of income for the 1993 first quarter is based on amounts and adjustments presented in the Corporation's Form 8-K filed in connection with that acquisition, as amended on June 9, 1993.

The accompanying pro forma statement of income for the year ended December 31, 1993 presents the pro forma combined results of Terra Industries Inc. assuming the acquisitions occurred at the beginning of 1993. The pro forma statement of income includes adjustments to revenues, costs, expenses and income taxes necessary to reflect the purchase price of net assets acquired. An exchange rate of $0.80 U.S. to $1.00 Canadian is assumed for the first quarter 1993 pro forma Terra Canada results of operations. A pro forma statement of financial position is not presented since the net assets of each acquired business were included in the Corporation's December 31, 1993 consolidated statement of financial position.

                             TERRA INDUSTRIES INC.
                         PRO FORMA STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                    (in thousands, except per share amounts)


                                                          PRO FORMA
                                              TERRA         TERRA        ASGROW        PRO FORMA
                                            INDUSTRIES      CANADA       FLORIDA      ADJUSTMENTS         PRO FORMA
                                            ----------      ------       -------      -----------         ---------
                                                         (1st Qtr 93)
REVENUES
  Net sales                                $  1,212,510   $   24,565     $  90,607    $   (3,644)(1)     $  1,324,038
  Other income, net                              25,491          140         1,470          (637)(1)           26,464
                                            -----------   ----------   ------------       ----------       -----------
    Total                                     1,238,001       24,705        92,077        (4,281)           1,350,502
                                            -----------   ----------   ------------       ----------       -----------

COST AND EXPENSES
  Cost of sales                               1,021,187       19,775        74,108           (357)(1)(2)   1,114,713
  Selling, general and administrative           161,791        1,965         9,815         (2,347)(1)(3)     171,224
  Depreciation and amortization                  15,470           77           573            782 (1)(4)      16,902
  Equity in earnings of affiliates               (2,275)       1,242          ---             ---             (1,033)
  Interest income                                (3,261)         ---           ---          1,418 (5)         (1,843)
  Interest expense                               12,944          300            15            ---             13,259
                                            -----------   ----------   ------------       ----------       -----------
    Total                                     1,205,856       23,359        84,511           (504)         1,313,222
                                            -----------   ----------   ------------       ----------       -----------

INCOME FROM CONTINUING OPERATIONS
 BEFORE INCOME TAXES                             32,145        1,346         7,566         (3,777)            37,280

  Income provision (credit)                       9,300        1,006         2,924         (1,450)(6)         11,780
                                            -----------   ----------   ------------       ----------       -----------
INCOME FROM CONTINUING OPERATIONS          $     22,845   $      340     $   4,642    $    (2,327)       $    25,500
                                            -----------   ----------   ------------       ----------       -----------
                                            -----------   ----------   ------------       ----------       -----------


Weighted average shares outstanding              69,064                                                       69,064
                                           ------------                                                    ---------
                                           ------------                                                    ---------


EARNINGS (LOSS) PER SHARE
 -- CONTINUING OPERATIONS                  $       0.33                                                 $       0.37
                                           ------------                                                 -------------
                                           ------------                                                 -------------

                     NOTES TO PRO FORMA STATEMENT OF INCOME


(1) Certain operations of Asgrow Florida, principally a retail location in southern Georgia and the seed distribution business to vegetable markets in North Carolina, were not acquired. Revenues, costs of sales, selling expenses and depreciation are reduced $4.3 million, $2.1 million, $0.5 million and $85,000, respectively to reflect operations not acquired.

(2) Asgrow Florida had purchased proprietary seed from Asgrow Seed Company ("Asgrow Seed") at Asgrow Seed's cost. Terra Asgrow Florida will purchase seed from Asgrow Seed at prices that represent wholesale market value. The increase in seed purchase costs is estimated to increase pro forma cost of sales by $1.9 million.

(3) Asgrow Florida received charges from Upjohn totaling $1.8 million for allocations of research and development costs and general administrative services. These expenses are not expected to continue after December 31, 1993.

(4) The acquisition price included approximately $13 million of unassigned cost which will be charged against operations $867,000 per year for 15 years.

(5) Interest income is reduced to reflect use of available cash to fund the purchase from Asgrow Florida.

(6) Income taxes are adjusted to reflect statutory rates for the acquired operations of Asgrow Florida.

                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            TERRA INDUSTRIES INC.

                           /s/ GEORGE H. VALENTINE
                           ---------------------------------------
                               GEORGE H. VALENTINE
Date: March 4, 1994            Vice President, General Counsel and
                                    Corporate Secretary